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                                                                     Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-180370 of our report dated March 7, 2014, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 4, 2014